UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2870 Peachtree Road # 327

Atlanta, GA 30305

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William Alexander ‘Alex’ Holmes to Board of Directors

On August 20, 2025, the Board of Directors (the “Board”) of Bitcoin Depot Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mr. Alex Holmes to the Board, effective August 20, 2025, to fill the vacancy on the Board caused by the resignation of Tim Vanderham, which the Company previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2025. Mr. Holmes will hold office until the next annual meeting of stockholders and until his successor shall be elected and qualified or until his earlier death, disqualification, resignation or removal. Mr. Holmes has also been appointed to serve as a member of the Board’s Audit Committee. The Board has determined that Mr. Holmes meets the applicable standards for an independent director under the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended and the financial literacy requirements for membership on the Audit Committee under the Nasdaq rules.

Mr. Holmes is currently Executive Vice Chairman of United Texas Bank, a global leader in correspondent banking offering US dollar clearing to banks and leaders in the crypto space. His leadership service also includes serving as a member of the board Risk Committee. In addition, Mr. Holmes also serves as strategic advisor, investor and board member to several startups in the payments and web3 industries.

From 2016 to 2024, Mr. Holmes was Chairman and CEO of MoneyGram International, Inc. (“MoneyGram”), where he transformed the company into a global fintech powerhouse operating in over 200 countries and territories. Over his sixteen years at MoneyGram, he also held senior roles as CFO and COO, building a reputation for operational excellence, disciplined risk management, and deep expertise in global regulatory compliance. A pioneer in blockchain adoption, he led MoneyGram’s integration of stablecoins and distributed ledger technology, launched the MoneyGram Haas F1 Team sponsorship, and oversaw the company’s $2 billion sale to Madison Dearborn Partners, LLC.

The terms of Mr. Holmes’ compensation as a board member are expected to be determined at a later date and will be disclosed in an amendment to this Current Report on Form 8-K.

There were no arrangements or understandings between Mr. Holmes and any other person pursuant to which Mr. Holmes was appointed as a member of the Board. There have been no transactions in which Mr. Holmes has an interest that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: August 26, 2025	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer